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                                                                   EXHIBIT 10.20

                              SECOND AMENDMENT TO
                      REVOLVING CREDIT AND LOAN AGREEMENT


         This SECOND AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT ("Second Amendment") is dated as of October 31, 1995 and is among MEDAR, INC., a Michigan corporation (the "Company"), AUTOMATIC INSPECTION DEVICES, INC., an Ohio corporation ("AID") and INTEGRAL VISION LTD., a corporation established under the laws of the United Kingdom ("Integral"), as Borrowers, and NBD Bank, a Michigan banking corporation ("NBD"). This Second Amendment amends the Revolving Credit and Loan Agreement dated as of August 10, 1995, (as amended, the "Loan Agreement"), as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995 (the "First Amendment") among the Company, AID, Integral and NBD. The Company, AID and Integral are collectively referred to as the "Borrowers" and individually as a "Borrower". Capitalized terms not otherwise defined in this Second Amendment shall have the meanings given to them in the Loan Agreement.

         WHEREAS, the Company has negotiated to purchase certain real property commonly known as 24755 Crestview Court, Farmington Hills, Michigan (the "Farmington Hills Property"), pursuant to an Offer to Purchase Real Estate dated as of August 29, 1995, between the Company and Graco, Inc.

         WHEREAS, the Company has requested that NBD provide the Company with a secured term loan in the principal amount of $2,540,000, the proceeds of which will be used to purchase the Farmington Hills Property and to make certain improvements thereon.

         WHEREAS, AID, Integral and Guarantor have determined that it is in their best interest to reaffirm their guaranties, including guarantying this new loan because it will enable the Company to reduce costs and increase production capacity.

         WHEREAS, NBD is willing to make such a loan on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. New Loan Facility. The Loan Agreement is hereby amended such that a new Section 2.6 is added to read as follows:

         2.6  Term Loan to the Company.

         (a) Establishment of Loan. Subject to the terms and conditions of this agreement, NBD will extend a term loan to the Company in the original principal amount of $2,540,000 ("1995 Mortgage Loan"), to be evidenced by a Installment Business Loan Note in substantially the form of Exhibit 2.6 attached to the Second Amendment (together with any amendments, restatements, replacements or
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         renewals, the "1995 Term Note").  The 1995 Mortgage Loan will be repaid in 59 consecutive monthly installments of $14,111 plus interest and with a final balloon payment of $1,707,444 (assuming timely payment of prior installments) plus accrued but unpaid interest. NBD will be granted a mortgage on the Farmington Hills Property to secure the 1995 Term Note and any other amounts owed by the Company to NBD.

         (b) Interest Options. The outstanding principal balance of the 1995 Mortgage Loan will bear interest at the Floating Rate unless NBD and the Company shall have agreed in writing to a fixed per annum rate of interest on the 1995 Mortgage Loan for a time period ("Fixed Rate Period") of not less than one year nor longer than the maturity date of the 1995 Term Note ("Negotiated Term Rate"), in which case the outstanding principal shall bear interest at such Negotiated Term Rate during the Fixed Rate Period. The Company may request that the 1995 Mortgage Loan bear interest at a Negotiated Term Rate at any time, and from time to time, upon one business Days prior written notice to NBD specifying the requested Fixed Rate Period. NBD shall quote a Negotiated Term Rate to the Company and shall have sole and absolute discretion to determine such Negotiated Term Rate or to refuse to establish a Negotiated Term Rate (in which case the Floating Rate shall apply). The Company shall confirm its agreement to the quoted rate in writing confirming such Negotiated Term Rate and the applicable Fixed Rate Period.

         2.      Revise Definitions.  The following definitions contained in
Section 1.1 of the Loan Agreement are hereby amended to read as follows:

         "Applicable Rate" means, (i) with respect to the Revolving Loans, the Floating Rate, the Adjusted Base Rate, the Adjusted Eurodollar Rate or the Negotiated Rate, as applicable, (ii) with respect to any Equipment Loan the rate specified as the non-default interest rate in the applicable Equipment Loan Documents for such Equipment Loan, and (iii) with respect to the 1995 Mortgage Loan, the Floating Rate or Negotiated Term Rate (defined in Section 2.6), as then applicable.

         "Loan Documents" means this Agreement, the Notes, the Guaranty Agreement, the L/C Documents, the Bank Guaranty Documents, the Equipment Loan Documents, the Mortgage, the First Amendment, the Second Amendment and all other agreements, documents or instruments now or hereafter executed by or on behalf of any of the Borrowers or the Guarantor and delivered to NBD in connection with this Agreement or any amendment thereof.

         "Loans" means (i) the Revolving Loans made by NBD to the Borrowers pursuant to Section 2.1, including those made by NBD through the
         London Branch, in each case evidenced by the Revolving Note, (ii) the Equipment Loans made by NBD
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         to any one or more of the Borrowers pursuant to Section 2.4, and (iii)
         the 1995 Mortgage Loan made by NBD to the Company pursuant to Section 2.6.

         "Notes" means the Revolving Note and the 1995 Term Note, together with any amendments, restatements, replacements or renewals thereof, and the promissory notes, leases and conditional sales contracts given by any Borrower pursuant to the credit granted under Section 2.4, together with any amendments, restatements, replacements or renewals thereof.

         3. Prepayments of 1995 Term Note. The Loan Agreement is hereby amended such that a new Section 4.1(e) is added to read as follows:

         (e) Prepayment of 1995 Term Note. The Company may at any time and from time to time prepay all or a portion of the 1995 Mortgage Loan without premium or penalty; provided, however, that any prepayment of principal during a Fixed Rate Period and prior to the last day of such Fixed Rate Period must be accompanied by the indemnity payment set forth in Section 4.8 below. All prepayments will be applied first to accrued but unpaid interest and then to principal installments due in the inverse order of maturity.

         4. Interest on 1995 Mortgage Loan. Section 4.2(a) of the Loan Agreement is hereby amended by adding the following sentence at the end of that section: "The Company will pay interest on the 1995 Mortgage Loan, provided in
Section 2.6(b), payable monthly in arrears on the 30th day of each month (or 28th day of each February) beginning November 30, 1995, and at maturity.

         5. Term Loan Indemnity. Section 4.8 of the Loan Amendment is hereby amended by adding the following sentence at the beginning of that section: "If the Company prepays any principal of the 1995 Term Note during a Fixed Rate Period, the Company will reimburse NBD for any loss or expense incurred by NBD as calculated pursuant to the prepayment provisions specified in the 1995 Term Note and assuming that the maturity dates referenced in such section are no later than the final day of the Fixed Rate Period."

         6. Purchase Money Indebtedness. The parties agree that the 1995 Mortgage Loan will not be considered a Purchase Money Lien for purposes of
Section 6.2(d)(v) of the Loan Agreement.

         7. Conditions Precedent. Notwithstanding any other term of this Second Amendment or the Loan Agreement, NBD will not be required to make the 1995 Mortgage Loan unless the following conditions have been met:

                 (a) NBD shall have received a closing fee of $25,400 from the Company prior to or simultaneously with the funding of the 1995 Mortgage Loan (which the Company hereby authorizes NBD to withhold from the proceeds of the 1995 Term Note).
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                 (b)      NBD shall have received a fully executed copy of this
Second Amendment and the 1995 Term Note.

                 (c) NBD shall have received a mortgage, in form and substance satisfactory to NBD (as amended and restated from time to time, the "Mortgage"), from the Company on the Farmington Hills Property, together with a mortgage survey and a commitment for a mortgagee title insurance policy (to be issued without standard exceptions).

                 (d) NBD shall have received an environmental certificate from the Company together with a Phase I Environmental Audit of the Farmington Hills Property prior to the funding of the 1995 Mortgage Loan.

                 (e) NBD shall have received a copy of the resolutions (i) authorizing the Company to purchase the Farmington Hills Property, to obtain the requested loan from NBD and to secure its obligations by a mortgage on such Farmington Hills Property, certified by the secretary of the Company, and (ii) authorizing the Borrowers to complete the transactions contemplated in the First Amendment and Second Amendment, certified by the secretary of each Borrower.

                 (f) NBD shall have received the opinion of counsel to the Borrowers, in form and substance satisfactory to NBD and its counsel, covering matters related to the First Amendment and this Second Amendment.

                 (g) All of the terms and conditions in Section 3.7 of the Loan Agreement continue to be met.

         8. Reaffirmation of Loan Agreement; Conflicts. The parties hereto acknowledge and agree that the terms and provisions of this Second Amendment, amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Second Amendment, all of the other terms and conditions of the Loan Agreement and all of the documents executed in connection therewith or referred or incorporated therein, remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Second Amendment and the terms of the Loan Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Second Amendment shall govern and control. Any reference in any other document or agreement to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Second Amendment.

         9. Representations True. The representations and warranties of the Borrowers contained in the Loan Agreement are true on the date hereof and there does not exist any Default or Event of Default under the Loan Agreement.
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         10.     Expenses.  Borrowers acknowledge and agree that the Borrowers will pay all attorneys' fees and out-of-pocket costs of NBD in connection with or with respect to this Second Amendment and the 1995 Mortgage Loan.

         IN WITNESS WHEREOF, the Borrowers and NBD have executed the foregoing document by their duly authorized officers as of the day and year first written above.

                                        NBD BANK

                                        By: /s/ Joseph Kabourek
                                           ---------------------------
                                                Joseph Kabourek
                                                Its:  Vice President

                                        and

                                        By: /s/ Glenn Ansiel
                                           ---------------------------
                                                Glenn Ansiel
                                                Its:  Loan Officer


                                        MEDAR, INC.

                                        By: /s/ Charles Drake
                                           ---------------------------
                                                Charles Drake
                                                Its:  President


                                        AUTOMATIC INSPECTION DEVICES, INC.

                                        By: /s/ Charles Drake
                                           ---------------------------
                                                Charles Drake
                                                Its:  President


                                        INTEGRAL VISION LTD.

                                        By: /s/ Richard Current
                                           ---------------------------
                                                Richard Current
                                                Its:  Company Secretary
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                           REAFFIRMATION OF GUARANTY


         The undersigned, Medar Canada Ltd., hereby acknowledges the terms of this Second Amendment to Revolving Credit and Loan Agreement and hereby reaffirms each and every term of its Guarantee and Postponement of Claim dated August 10, 1995, given in favor of NBD Bank with respect to the obligations of Medar, Inc., Automatic Inspection Devices, Inc. and Integral Vision Ltd.


                                        MEDAR CANADA LTD.


                                        By: /s/ Charles Drake
                                           ---------------------------
                                                Charles Drake
                                                Its:  President